EXHIBIT 99.1

Stillwater Mining Provides Company Update, Announces Fourth Quarter and Full-Year 2015 Results Conference Call and Webcast

LITTLETON, Colo., Jan. 19, 2016 (GLOBE NEWSWIRE) -- STILLWATER MINING COMPANY (NYSE:SWC) announced today full-year 2015 mined production of 520,800 ounces of palladium and platinum including fourth quarter production of 132,400 ounces. At December 31, 2015, the Company had $463.8 million in cash, cash equivalents and highly liquid investments.

Mine Production

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Produced ounces)	2015	2014	2015	2014
Palladium	63,400	69,500	246,400	262,500
Platinum	18,900	20,700	73,400	78,300
Stillwater Mine Total	82,300	90,200	319,800	340,800

Palladium	39,000	37,000	156,500	137,700
Platinum	11,100	10,400	44,500	39,200
East Boulder Mine Total	50,100	47,400	201,000	176,900

Palladium	102,400	106,500	402,900	400,200
Platinum	30,000	31,100	117,900	117,500
Total	132,400	137,600	520,800	517,700

Commenting on the preliminary 2015 results, Mick McMullen, the Company’s President and Chief Executive Officer stated, “Operationally, Stillwater performed well during 2015. Mined production was ahead of guidance and we made notable strides in expanding the recycling business. This, combined with concerted efforts to conserve capital and reduce costs, resulted in the Company generating positive free cash flow for the quarter. While not yet finalized, All-in Sustaining Costs (AISC)* are expected to range from $603 to $623 per mined ounce for the fourth quarter and from $705 to $715 for the full-year 2015, a sharp improvement over the prior year periods and below the low end of our guidance range. We have seen a strong cost reduction trajectory during the last quarter, achieved through productivity gains and a focus on better mining practices. During the quarter, the Company continued to invest in sustaining capital and growth projects while still generating free cash flow.

“Even as the PGM pricing environment has continued to decline, we have delivered on our stated goals. We are confident in our ability to withstand this PGM pricing trough with a very strong balance sheet, building on our successes and focusing on additional business improvements to drive costs lower. These efforts will ensure Stillwater maintains its leading position and is positioned for growth when price recovery occurs.”

Cash Generation

At December 31, 2015, the Company’s cash, cash equivalents and highly liquid investments balance was $463.8 million (including $18.5 million of investments which have been reserved as collateral on letters of credit). On a sequential basis, this balance represents an increase of $3.5 million from the total reported at the end of the third quarter of 2015. The 2015 year-end cash balance reflects a payment of $5.2 million related to the purchase of 25% interest in the Marathon PGM-copper project made during the fourth quarter. The total cash consideration was comprised of $1.0 million in cash and the equivalent of 25% of the total cash and cash equivalents held by the project.

Recycling

During the fourth quarter of 2015, the Company processed 129,800 ounces of palladium, platinum and rhodium from recycled material. Recycling volumes for the full-year 2015 totaled 551,100 ounces, an increase of 17.4% from the 469,400 processed during 2014.

Blitz Project

The Company continued to make progress on its Blitz development project during 2015. Project highlights include:

  Surface drilling program successfully demonstrated J-M Reef existence over the length of the project
  Grades are consistent with historical off-shaft mineralization (0.6 to 0.7 ounce/ton)
  Benbow portal permit was approved and surface construction is underway
  Tunnel boring machine drive progressed 9,500 feet out of total planned 23,000 feet
  Parallel conventional drive resulted in 14,700 feet of ramp and infrastructure development
  First production expected in 2018 with total infrastructure completion in 2019
  Project expected to provide primarily growth in production until gradual off-set of depletion from the Stillwater Mine in approximately 10 years
  Production of 150,000 to 200,000 PGM ounces/year anticipated upon full ramp up
  Production from the Blitz area expected to be Company’s lowest cost mined production
  Total spend through 2015 of approximately $80 million out of total anticipated project cost of $205 million

Safety

The safety results for 2015 were the best in the Company’s history. The Company’s reportable incidence rate declined 8.5% in 2015 from 2014 and demonstrates the success of changes implemented by the Company during 2015.

Fourth Quarter and Full-Year 2015 Results Webcast and Conference Call

Complete fourth quarter and full-year 2015 results will be released on Monday, February 22, 2016. The Company will conduct a conference call to discuss results the same day at approximately 12:00 noon Eastern Standard Time.

Dial-In Numbers:	United States: (877) 407-8037
International: (201) 689-8037

A simultaneous webcast and presentation to accompany the conference call will be available in the Investor Relations section of the Company’s website at: www.stillwatermining.com.

A telephone replay of the call will be available for one week following the event. The replay dial-in numbers are (877) 660-6853 (U.S.) and (201) 612-7415 (International), access code: 13624356. In addition, the call transcript will be archived in the Investor Relations section of the Company’s website.

*Non-GAAP financial measure. For a full description and reconciliation of this and other non-GAAP financial measures to GAAP financial measures, see the Company’s latest quarterly results release and quarterly filings with the SEC.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. miner of platinum group metals (PGMs) and the largest primary producer of PGMs outside of South Africa and the Russian Federation. PGMs are rare precious metals used in a wide variety of applications, including automobile catalysts, fuel cells, hydrogen purification, electronics, jewelry, dentistry, medicine and coinage. The Company is engaged in the development, extraction and processing of PGMs from a geological formation in south-central Montana known as the J-M Reef. The J-M Reef is the only known significant source of PGMs in the U.S. and the highest-grade PGM resource known in the world. The Company also recycles PGMs from spent catalytic converters and other industrial sources. The Company owns the Marathon PGM-copper deposit in Ontario, Canada, and the Altar porphyry copper-gold deposit located in the San Juan province of Argentina. The Company’s shares are traded on the New York Stock Exchange under the symbol SWC. Information about the Company can be found at its website: www.stillwatermining.com.

Cautionary Note Concerning Forward-Looking Statements

Some statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially from management's expectations. These statements may contain words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “predicts,” “should,” “will,” “may” or similar expressions. Such statements also include, but are not limited to, comments regarding anticipated AISC results for the fourth quarter and full-year 2015, Stillwater’s ability to withstand current PGM pricing environment, ability to drive costs lower, Stillwater maintaining a leading position for growth when pricing recovery occurs, grades at the Company’s Blitz project, Blitz production and infrastructure completion, future annual production from the Blitz project and Blitz providing the Company’s lowest cost mined production. The forward-looking statements in this release are based on assumptions and analyses made by management in light of experience and perception of historical trends, current conditions, expected future developments, and other factors that are deemed appropriate. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The forward-looking statements herein speak only as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

CONTACT:

Mike Beckstead
(702) 502-7671
investor-relations@stillwatermining.com